                     [LOGO] HARBOR FLORIDA BANCSHARES, INC.


                        HARBOR FLORIDA BANCSHARES, INC.
                              100 S. Second Street
                              Fort Pierce, FL 34950
                                 (772) 461-2414

                                December 15, 2004


Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company"), the stock holding company for Harbor Federal Savings Bank (the "Bank"). The purpose of the Annual Meeting is to consider the election of four
(4) directors of the Company for three-year terms and to ratify the appointment by the Company's Board of Directors of the firm of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2005. The Annual Meeting is scheduled to be held on Friday, January 28, 2005, at 10:00 a.m., Florida time, at Old City Hall Annex, 315 Avenue A, Fort Pierce, Florida.

        The attached Notice of Annual Meeting and Proxy Statement describe the proposals in detail. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting.

        PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK OUTSTANDING MUST BE REPRESENTED EITHER IN PERSON OR BY PROXY TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS AT THE ANNUAL MEETING.

        On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for all your support and interest. We look forward to seeing you at the Annual Meeting.


                                                  Sincerely yours,

                                                  /s/ Michael J. Brown, Sr.

                                                  Michael J. Brown, Sr.
                                                  President and CEO


             HARBOR FLORIDA BANCSHARES, INC. IS THE HOLDING COMPANY
                        FOR HARBOR FEDERAL SAVINGS BANK

                         HARBOR FLORIDA BANCSHARES, INC.
                              100 S. Second Street
                           Fort Pierce, Florida 34950
                                 (772) 461-2414


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2005


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company") will be held at Old City Hall Annex located at 315 Avenue A, Fort Pierce, Florida on Friday, January 28, 2005, at 10:00 a.m. Florida time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

        I.      To elect four (4) directors of the Company for three-year terms.

        II. To ratify the appointment by the Company's Board of Directors of the firm of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2005.

        III. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of Bancshares is not aware of any matters other than those set forth above which may properly come before the meeting.

        The Board of Directors of Bancshares has fixed December 3, 2004, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.


                                               BY ORDER OF THE BOARD OF
                                               DIRECTORS

                                               /s/ Michael J. Brown, Sr.

                                               Michael J. Brown, Sr.
                                               President and CEO

December 15, 2004
Fort Pierce, Florida

        YOUR VOTE IS IMPORTANT. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING.


                         HARBOR FLORIDA BANCSHARES, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 28, 2005


        This Proxy Statement is being furnished to the holders of the common stock, par value $0.10 per share ("Common Stock"), of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, January 28, 2005, at Old City Hall Annex located at 315 Avenue A, Fort Pierce, Florida at 10:00 a.m. Florida time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 15, 2004.

        Each proxy solicited hereby, if properly signed and returned to Bancshares and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the election of Messrs. Abernethy, Lynch, Massey and Crippen and in favor of the ratification of KPMG LLP and in the discretion of the proxy holder, as to any other matter, which may properly come before the Annual Meeting. Only proxies that are returned can be counted and voted at the Annual Meeting.

                             SOLICITATION OF PROXIES

        All costs of the solicitation of proxies will be borne by Bancshares. In addition, directors, officers and other employees of Bancshares or Harbor Federal Savings Bank (the "Bank") may solicit proxies personally or by telephone or other means without additional compensation. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

                              REVOCATION OF PROXIES

        A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Bancshares, (ii) properly submitting to Bancshares a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Harbor Florida Bancshares, Inc., 100 S. Second Street, Fort Pierce, Florida 34950,
Attention: Secretary. Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.

                                VOTING SECURITIES

        The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. Only holders of record of Common Stock at the close of business on December 3, 2004 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 23,797,594 shares of Common Stock issued and outstanding. Bancshares had no other class of securities outstanding at this time.

        As provided in Bancshares' Certificate of Incorporation, holders of Common Stock who beneficially own in excess of ten percent of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

        The presence in person or by proxy of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-Votes") will be considered present for the purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.

                                VOTING PROCEDURES

        Once a quorum has been established, the affirmative vote of a majority of the outstanding shares of Common Stock present or represented in proxy at the Annual Meeting is required to approve the proposals described in this proxy statement, except that directors can be elected by a plurality of stockholders. Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and Broker Non-Votes will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

        With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal and may abstain from voting. Ratification of KPMG LLP as independent registered public accounting firm for the fiscal year ending September 30, 2005, will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against this proposal. Broker Non-Votes, however, are not counted as present and entitled to vote on the proposals, and have no effect on such vote.

        The Company's annual report to stockholders for its fiscal year ended September 30, 2004 (the "Annual Report"), is mailed herewith to stockholders. The Company will file with the Securities and Exchange Commission (the "SEC") an Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Stockholders may obtain, free of charge, either an additional copy of the Annual Report or a copy of the Annual Report on Form 10-K by requesting it by telephone or in writing from Ms. Toni Santiuste, Harbor Florida Bancshares, Inc., 100 S. Second Street, Fort Pierce, FL 34950, (772) 460-7002.

        Executed, unmarked proxies will be voted FOR all proposals.

        Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company. The Board of Directors has designated American Stock Transfer & Trust Company to act as Inspector of Election and tabulate votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of September 30, 2004, except as specifically noted, with respect to ownership of the Company's Common Stock by: (i) the Harbor Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"); (ii) Private Capital Management and Fidelity Management and Research Co.; (iii) the executive officers and directors of the Company; and (iv) all the directors, the Chief Executive Officer and the five highest paid officers (the "Executive Officers") of the Company as a group. Except for those listed below, Bancshares has no knowledge of any other person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owns beneficially more than 5% of the Common Stock.

                                                                                        Common Stock
                                                                                    Beneficially Owned(1)
                                                                                    ---------------------

             Name                                 Title or Address               Number(2)            Percent
             ----                                 ----------------               ---------            -------

Harbor Federal Savings Bank                   100 S. Second Street
Employee Stock Ownership Plan                 Fort Pierce, FL  34950            1,891,255              7.95%

Private Capital Management                    8889 Pelican Bay Blvd.
                                              Suite 500                         1,992,955              8.38%
                                              Naples, FL  34108

Fidelity Management and Research Corp.        1 Federal Street                  1,256,530              5.28%
                                              Boston, MA  02110

Bruce R. Abernethy, Sr.                       Vice Chairman of the Board          380,719(3)(12)       1.60%

                                                                                        Common Stock
                                                                                    Beneficially Owned(1)
                                                                                    ---------------------

             Name                                 Title or Address               Number(2)            Percent
             ----                                 ----------------               ---------            -------

Richard N. Bird                               Director                            208,453(8)              *

Michael J. Brown, Sr.                         Director, President and Chief       921,418(4)(15)       3.87%
                                              Executive Officer

Edward G. Enns                                Chairman of the Board               129,930(6)              *

Frank H. Fee, III                             Director                            427,050(3)(13)       1.80%

Richard B. Hellstrom                          Director                            203,009(7)              *

Larry Lee, Jr.                                Director                              7,270(3)              *

Richard L. Lynch                              Director                              9,270(3)              *

Edwin R. Massey                               Director                              7,320(3)              *

Richard V. Neill                              Director                             44,281(3)(5)           *

Michael J. Brown, Jr.                         Senior Vice President               164,396(15)(17)         *

H. Michael Callahan                           Senior Vice President                55,204(9) (14)         *
                                              Chief Financial Officer

Albert L. Fort                                Senior Vice President               138,824(10) (15)        *

David C. Hankle                               Senior Vice President               277,039(11) (15)     1.17%

J. Hal Roberts                                Executive Vice President             92,793(15)(16)         *
                                              Chief Operations Officer

Directors and Executive Officers              N/A                               3,066,976             12.89%
as a group (15 persons)

*  Represents less than 1% of outstanding shares.

-----------------------

(1) Except as otherwise noted, all beneficial ownership by directors and executive officers is direct and each director or executive officer exercises sole voting and investment power over the shares.

(2) Reflects information provided by these persons, filings made by these persons with the Securities and Exchange Commission, and other information known to Bancshares.

(3)     Includes 163,304, 125,955, 5,850, 2,270, 2,270 and 2,270 shares, respectively, held by the Directors' Deferred Compensation Plan for the benefit of Messrs. Abernethy, Fee, Neill, Lee, Lynch and Massey.

(4) Includes currently exercisable options to purchase 156,430 shares. Does not include 34,255 shares held by Mr. Brown's spouse or 1,201 shares held in trust for the benefit of grandchildren. Mr. Brown disclaims beneficial ownership of these shares.

(5)     Includes currently exercisable options to purchase 10,000 shares.

(6) Includes currently exercisable options to purchase 51,524 shares. Does not include 27,026 shares held by Mr. Enns' spouse. Mr. Enns disclaims beneficial ownership of the shares held by his spouse.

(7) Includes currently exercisable options to purchase 41,285 shares and 12,018 shares held by Mr. Hellstrom's spouse.

(8) Includes currently exercisable options to purchase 41,285 shares and 51,812 shares held by Mr. Bird's spouse.

(9)     Includes currently exercisable options to purchase 18,162 shares.

(10) Includes currently exercisable options to purchase 6,566 shares. Does not include 22,574 shares held by Mr. Fort's spouse. Mr. Fort disclaims beneficial ownership of the shares held by his spouse.

(11) Includes currently exercisable options to purchase 26,234 shares. Does not include 16,413 shares held by Mr. Hankle's spouse and 600 shares held by his daughters. Mr. Hankle disclaims beneficial ownership of these shares.

(12) Includes currently exercisable options to purchase 34,459 shares. Does not include 14,981 shares held by Mr. Abernethy's spouse. Mr. Abernethy disclaims beneficial ownership of the shares held by his spouse.

(13) Includes currently exercisable options to purchase 26,285 shares. Does not include 22,304 shares held by Mr. Fee's spouse. Mr. Fee disclaims beneficial ownership of the shares held by his spouse.

(14) Includes 9,351 of unvested shares of RRP stock awarded. These shares will continue to vest in equal annual installments of 1,000 shares over eight years and 1,351 shares over one year of continued employment with the Company.

(15)    Includes 63,032, 15,759, 15,760, 19,893 and 18,363 of unvested shares of
        RRP Stock awarded, respectively, to Messrs. Brown, Sr., Fort, Hankle, Roberts and Brown, Jr. These shares will continue to vest in equal annual installments over the next four years of continued employment with the Company.

(16)    Includes currently exercisable options to purchase 10,500 shares.

(17) Includes currently exercisable options to purchase 37,186 shares and 30,050 shares held by Mr. Brown, Jr.'s spouse and 2,042 shares held in trust for minor children.



                       PROPOSAL I - ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board of Directors shall be composed of not less than five nor more than 15 members. Currently, the Board has ten members, whose terms are required to be divided into three approximately equal classes.

        Four directors, Bruce R. Abernethy, Sr., Richard L. Lynch, Edwin R. Massey and Standish C. Crippen have been nominated for election by stockholders at the Annual Meeting. The Board of Directors has nominated current directors Bruce R. Abernethy, Sr., Richard L. Lynch and Edwin R. Massey for re-election and nominated Standish C. Crippen. If elected, Messrs. Abernethy, Lynch, Massey and Crippen will each serve for a three-year term expiring at the Annual Meeting to be held in 2008.

        The Nominating Committee of the Board of Directors determines nominees for election as directors. The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary of the Company not fewer than ninety (90) days prior to the date of the Annual Meeting. No stockholder nominations have been received by the Company. There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER PROPOSAL I.

        Absent instructions to the contrary, each signed proxy received will be voted for the election of the named nominees. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable to serve.

        The following table sets forth certain information, as of September 30, 2004, with respect to each nominee, and each director continuing in office.

BOARD NOMINEES

                                           Age      Director Since(1)    Current Term to Expire(2)
                                           ---      -----------------    -------------------------
Bruce R. Abernethy, Sr.                    68             1983                     2005

Richard L. Lynch                           46             2002                     2005

Edwin R. Massey                            57             2002                     2005

Standish C. Crippen                        66              --                       --

DIRECTORS CONTINUING IN OFFICE

Richard N. Bird                            63             1997                     2006

Michael J. Brown, Sr.                      63             1977                     2007

Frank H. Fee, III                          60             1987                     2006

Richard B. Hellstrom                       68             1988                     2007

Larry Lee, Jr.                             50             2002                     2007

Richard V. Neill, Sr.                      70             2000                     2006

 -------------------------

(1) Includes prior service on the Board of Directors of the Bank, if applicable.
(2)     All terms expire on the date of the Annual Meeting.

        The principal occupation for the last five years for each nominee and continuing director of the Company is set forth below.

        Bruce R. Abernethy, Sr.                  Mr. Abernethy was elected to the Board in 1983. He
                                                 served as Executive Vice President of the Fort
                                                 Pierce/St. Lucie County Chamber of Commerce from May
                                                 1991 to May 1993. Prior to that Mr. Abernethy was
                                                 operations manager for the Southern Bell Telephone
                                                 Company. He currently resides in St. Lucie County,
                                                 Florida, and is retired.

        Richard N. Bird                          Mr. Bird was elected to the Board in 1997. He is a real
                                                 estate broker with Bird Realty Treasure Coast, Inc., a
                                                 real estate brokerage firm specializing in commercial
                                                 real estate in Indian River County. He is retired from
                                                 elected office after serving sixteen years on the Indian
                                                 River County Commission. Mr. Bird assisted the Bank in
                                                 forming the Indian River County Advisory Board and
                                                 served as a member of that Board in 1996.

        Michael J. Brown, Sr.                    Mr. Brown has served as President and Chief Executive
                                                 Officer of the Bank since 1976. He was elected to the
                                                 Board in 1977. Prior to joining the Bank, Mr. Brown was
                                                 the Chief Financial Officer at University Federal
                                                 Savings in Coral Gables, Florida and Prudential Savings
                                                 in Clayton, Missouri. Mr. Brown has served as President
                                                 of the Chamber of Commerce and the Rotary Club. He has
                                                 also been a member of the Federal Home Loan Mortgage
                                                 Corporation Advisory Board, and currently serves as a
                                                 Director of America's Community Bankers. In 2003, Mr.
                                                 Brown was appointed to the Federal Reserve Board of
                                                 Governors' Thrift Institutions Advisory Council.

        Standish C. Crippen                      Mr. Crippen has been nominated by the Board to serve in
                                                 place of Mr. Enns, who is retiring this year. Mr.
                                                 Crippen is President & CEO of Atlantic Building
                                                 Materials, a Florida corporation established in 1980. He
                                                 is also President of four other building materials
                                                 companies in Central Florida. Mr. Crippen is a 30-year
                                                 resident of Fort Pierce and currently serves on the
                                                 Board of Mustard Seed Ministries and Harbor Federal's
                                                 Business Development Board.

        Frank H. Fee, III                        Mr. Fee has served as a Director since 1987. He is an
                                                 attorney and President of the law firm of Fee &
                                                 Koblegard, P.A. which does business under the registered
                                                 name of Fee, Koblegard & DeRoss, a general practice law
                                                 firm located in Fort Pierce, Florida. Mr. Fee is also
                                                 President of Treasure Coast Abstract & Title Insurance
                                                 Company, an abstracting and title insuring agent firm,
                                                 and is Chairman of the Board of Trustees of the Basil L.
                                                 King Scholarship Foundation.

        Richard B. Hellstrom                     Mr. Hellstrom has been a Director since 1988. He is the
                                                 former President of Lindahl, Browning, Ferrari &
                                                 Hellstrom, Inc., a firm specializing in civil,
                                                 environmental and agricultural engineering. He currently
                                                 resides in St. Lucie County and is retired.

        Larry Lee, Jr.                           Mr. Lee was appointed to the Board on March 13, 2002 and
                                                 elected by stockholders at the 2003 Annual Meeting. He
                                                 is the owner and founder of the Larry Lee, Jr. Insurance
                                                 Agency, which has been operating in Fort Pierce since
                                                 1988. Mr. Lee has served on the Board of Directors of
                                                 Barnett Bank of the Treasure Coast and Nations Bank's
                                                 Community Board of Directors. Currently, he also serves
                                                 on the Livingstone College Board of Visitors and the
                                                 Board of Trustees of the Boys & Girls Club of St. Lucie
                                                 County. He is a former member of the Ft. Pierce
                                                 Community Redevelopment Agency.

        Richard L. Lynch                         Mr. Lynch was appointed to the Board on March 13, 2002
                                                 and elected by stockholders at the 2003 Annual Meeting.
                                                 He is a Certified Public Accountant and a managing
                                                 partner with the firm of Fogal, Lynch, Johnson & Long.
                                                 The firm provides auditing and tax services. Mr. Lynch
                                                 is a member of the American Institute and Florida
                                                 Institute of Certified Public Accountants. He has been
                                                 in the Treasure Coast area since 1981. Mr. Lynch is an
                                                 active member of several community boards and non-profit
                                                 organizations.

        Edwin R. Massey                          Dr. Massey was also appointed to the Board on March 13,
                                                 2002 and elected by stockholders at the 2003 Annual
                                                 Meeting. He was appointed President of Indian River
                                                 Community College (IRCC) in 1988. Dr. Massey began his
                                                 career at the college in 1973 as a biology professor and
                                                 held several administrative positions prior to becoming
                                                 President. He holds a Ph.D. in zoology and a master's
                                                 degree in marine biology. IRCC has campuses in Martin,
                                                 St. Lucie, Okeechobee and Indian River Counties.

        Richard V. Neill, Sr.                    Mr. Neill has been a Director since 2000. He is an
                                                 attorney and Chairman of the Board of the law firm of
                                                 Neill, Griffin, Tierney, Neill & Marquis, Chartered. The
                                                 firm conducts a general practice. Mr. Neill engages in
                                                 trial practice in Fort Pierce, Florida. He has served on
                                                 the Board of Governors of the Florida Bar and is a
                                                 Fellow of the American College of Trial Lawyers. Through
                                                 a family business, Mr. Neill is also engaged in tomato
                                                 farming and production of cattle.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors currently consists of ten members. A majority of such directors are deemed independent pursuant to the rules of the National Association of Securities Dealers (NASD). The Board has affirmatively determined that Messrs. Abernethy, Bird, Enns, Hellstrom, Lee, Lynch, Neill and Massey qualify as independent in accordance with the published listing requirements of the NASD. In addition, the Board has affirmatively determined as to each independent director that no material relationships exist, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        The Board of Directors currently meets once a month and may have additional meetings. During the fiscal year ended September 30, 2004, the Board met thirteen times. All Directors who served as Directors during the fiscal year ended September 30, 2004, attended at least 75% of Board meetings. All committee members attended at least 75% of the meetings of their respective committees. The standing committees include the following:

        NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee, which consists entirely of directors deemed independent under the rules of the NASD, met five times during fiscal 2004. The Committee operates pursuant to a written charter and guidelines adopted by the Board. The Charter is reviewed and approved on an annual basis by the Board. The written Charter and Guidelines are available at the Company's website, WWW.HARBORFEDERAL.COM.

        The primary objectives of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board of Directors (the "Board) of Harbor Florida Bancshares, Inc., and to recommend to the Board proposed nominees for Board membership; to recommend to the Board directors to serve on each standing committee of the Board; to lead the Board in its annual review of the Board's performance; to develop and to recommend to the Board a set of Corporate Governance Guidelines. The Nominating and Corporate Governance Committee does not have any written specific minimum qualifications or skills that it believes must be met by either a Nominating and Corporate Governance Committee recommended or a stockholder recommended candidate in order to serve on the Board of Directors. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service and familiarity and insight into the Company's affairs by existing members of the Board with that of obtaining a new perspective. The Company's view is that continuing service of qualified incumbent directors promotes stability and continuity for the Board of Directors and enables the Board of Directors to benefit from the accumulated knowledge of incumbent directors. Accordingly, the Company's Nominating and Corporate Governance Committee will generally, absent special circumstances, renominate qualified incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee's criteria for membership on the Board of Directors.

        If any member of the Board retires, does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decided not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Nominating and Corporate Governance Committee considers the diversity and mix of the existing Board of Directors, but not limited to such factors as the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), minority and female representation on the Board of Directors, employment experience, community representation, public interest considerations and the implementation of the Company's strategic plan. Among other things, when examining a specific candidate's qualifications, the Nominating and Corporate Governance Committee considers the ability to represent the best interest of the Company, existing relationships with the Company, interest in the affairs of the Company and its purpose, the ability to fulfill director responsibilities, independence, leadership skill, reputation with the Company's community, community service, integrity, business judgment, ability to develop business for the Company and the ability to work as a member of a team.

        The Nominating and Corporate Governance Committee currently consists of Messrs. Lee, Lynch, Massey and Neill. The Nominating and Corporate Governance Committee will also consider and recommend to the Board nominees proposed by stockholders of the Company.

        Procedures for the Nomination of Directors by Stockholders: In addition to the provisions set forth in the Company's Bylaws, the Nominating and Corporate Governance Committee has adopted the following procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by the Company's stockholders. Stockholder nominees must be received by the Company's Corporate Secretary in writing not less than ninety (90) days before the date of the Annual Meeting. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 100 South Second Street, Fort Pierce, Florida, 34950. The submission must include the following information:
o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);
o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);
o       a statement of the candidate's business and educational experience;
o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;
o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
o a statement that the candidate is willing to be considered and willing to serve as a Director, if nominated and elected.

        The Committee did not receive any stockholder recommended nominees for inclusion in this proxy statement, pursuant to the procedures set forth in the Company's Bylaws.

        COMPENSATION COMMITTEE. The Compensation Committee is composed of four directors who qualify as independent under NASD rules. It met four times in fiscal 2004. The Compensation Committee operates pursuant to a written charter adopted by the Board and is composed of independent directors as defined by the NASD. The Charter of the Compensation Committee is available at the Company's website, WWW.HARBORFEDERAL.COM. The Compensation Committee reviews and discusses employee performance and prepares recommendations for annual salary adjustments and bonuses. The Compensation Committee also administers the Bank and the Company's stock benefit plans, except the ESOP. The Compensation Committee currently consists of Messrs. Abernethy, Enns, Hellstrom and Massey.

        CREDIT COMMITTEE. The Credit Committee met eleven times in fiscal 2004. It evaluates and takes action on credit applications that represent a total exposure over a certain threshold. The Credit Committee meets on an as-needed basis and consists of Messrs. Abernethy, Bird, Enns, Fee, Hellstrom, Lee, Lynch, Massey and Neill. The Credit Committee requires a quorum of three (3) members in order to conduct business.

        ESOP COMMITTEE. The ESOP Committee administers the ESOP. The ESOP Committee currently consists of Messrs. Abernethy, Enns, Hellstrom and Massey. The ESOP Committee met five times during the 2004 fiscal year.

        AUDIT COMMITTEE. The Audit Committee met five times during the fiscal year ended September 30, 2004. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight of:

        o       The accounting and financial reporting process of the Company

        o The audit of the consolidated financial statements of the Company, including the appointment, compensation, oversight and retention of the Company's independent registered public accounting firm

        o The independent registered public accounting firm's qualifications and independence

        o The performance of the Company's internal audit department and independent registered public accounting firm

        o The compliance by the Company with legal and regulatory requirements

        o Procedures for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters

        o The establishment of transmission of complaints regarding internal controls or auditing matters

        The Audit Committee is independent in accordance with the amended issuer rules of the NASD. The Audit Committee includes at least one member who is a "financial expert". The financial expert is Richard L. Lynch, and Mr. Lynch is independent in accordance with NASD rules. The Committee operates pursuant to a written Charter adopted by the Board and its members are independent as defined by the NASD Corporate Governance Rules. The Charter is reviewed and approved on an annual basis by the Board. The written Charter is available at the Company's website, WWW.HARBORFEDERAL.COM. During the fiscal year the Audit Committee took the following actions:

        o Reviewed and discussed the Company's financial statements for the 2004 fiscal year with management of the Company.

        o Discussed with the Company's independent registered public accounting firm the matters required to be discussed under SAS 61 (Codification of Statements on Auditing Standards) and discussed and received from its independent registered public accounting firm written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees").

        Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2004.

                                              BRUCE R. ABERNETHY, SR., CHAIRMAN
                                              EDWARD G. ENNS
                                              RICHARD L. LYNCH
                                              RICHARD V. NEILL, SR.


DIRECTORS' FEES

        All outside directors receive an annual fee of $26,448 per year for serving on the Board. The directors receive no fees for attendance at Board or Committee meetings. The Chairman of the Board, Edward G. Enns, and the Vice Chairman, Bruce R. Abernethy, Sr., receive $33,072 and $29,760 per year, respectively. Messrs. Abernethy, Fee, Lee, Lynch, Massey and Neill defer their compensation through the Directors' Unfunded Deferred Compensation Plan. In addition, each Director is covered by a Group Accident and Travel Plan at a cost of $210 per year per Director. The Chairman and Vice-Chairman devote approximately 10% and 8%, respectively, of their professional time to the affairs of the Company. President Brown receives no fees for serving on the Board of Directors.

DIRECTOR RETIREMENT PLAN

        Through 1996, the Bank maintained a Director Retirement Plan. In 1996, the Board discontinued this plan on a prospective basis. Under the plan, non-employee directors who served on the Board of Directors for ten (10) years and have attained the age of 65 are entitled to receive annually until death a payment upon retirement equal to 2 1/2% of the average of the annual Board fee paid such directors for the last three years of service multiplied by his years of Board service (not to exceed 50% of the average annual retainer). Directors who were elected to the Board after 1996, e.g. Richard N. Bird, Larry Lee, Jr., Richard L. Lynch, Edwin R. Massey and Richard V. Neill, are not eligible to participate in the plan.

DIRECTORS' UNFUNDED DEFERRED COMPENSATION PLAN

        The Unfunded Deferred Compensation Plan for Directors (the "Directors' Deferred Compensation Plan") provides that a director may elect to defer all or part of his annual director fee to fund the Directors' Deferred Compensation Plan. The plan also provides that deferred fees are to earn interest at an annual rate equal to the 30-month certificate of deposit rate adjusted and compounded quarterly. Amounts deferred under the Directors' Deferred Compensation Plan are distributed in annual installments over a ten year period beginning with the first day of the calendar year immediately following the year in which the director ceases to be a director. The Directors' Deferred Compensation Plan also provides methods of distribution in the event of the death of the participant as well as retirement or removal from the Board. Plan participants may elect to have their accumulated fees in the Plan used to purchase common stock at fair market value. As of September 30, 2004, the Directors' Deferred Compensation Plan held 163,304, 125,955, 5,850, 2,270, 2,270, 2,270 and 8,667 shares of common stock for Messrs. Abernethy, Fee, Neill, Lee, Lynch, Massey and Director Emeritus Richard Davis, respectively. Currently, Directors Abernethy, Fee, Lee, Lynch, Massey and Neill are deferring director fees pursuant to the Directors' Deferred Compensation Plan.

                               -------------------

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid to Mr. Michael J. Brown, Sr., President and Chief Executive Officer and the five highest paid Executive Officers.

                                                                          Long Term                All Other
                                     Annual Compensation                 Compensation           Compensation(2)
                                     -------------------                 ------------           ------------

                                                                   Restricted
Name and                                                             Stock        Number of
Principal Position            Year(1)     Salary        Bonus      Awards(3)      Options(4)
------------------            ----        ------        -----      ------         -------
Michael J. Brown, Sr.           2004     $395,833       $56,250          $0                0       $311,165
President                       2003      367,917        49,875           0                0        231,227
                                2002      329,370             0           0           12,500        170,410

Michael J. Brown, Jr.           2004     $164,467       $22,770          $0                0        $26,997
Senior Vice President-          2003      149,500        20,700           0                0         21,794
Retail Banking                  2002      135,000             0           0            3,500         16,317

H. Michael Callahan             2004     $129,380       $17,250         $ 0            5,000        $23,654
Senior Vice President-          2003      113,894             0     214,400           17,000         15,902
Chief Financial Officer         2002       87,883             0           0                0         13,518

Albert L. Fort                  2004     $134,967       $19,470          $0                0        $25,876
Senior Vice President -         2003      128,972        18,720           0                0         21,907
Operations                      2002      124,000             0           0            3,500         17,872

David C. Hankle                 2004     $165,933       $24,090          $0                0        $28,508
Senior Vice President -         2003      159,583        23,175           0                0         24,092
Credit Administration/          2002      153,517             0           0            3,500         20,646
Commercial Lending

J. Hal Roberts                  2004     $206,033       $27,480          $0                0        $34,227
Executive Vice President -      2003      180,433        24,990           0           15,000         28,629
Chief                           2002      164,083             0           0            3,500         22,020
Operating Officer

--------------------

(1)     The Company and the Bank's fiscal years each end September 30.

(2) For fiscal 2004 other compensation consists of insurance payments of $4,563, $3,782, $3,819, $3,774, $4,092, and $4,292 for Messrs. Brown,
        Sr., Callahan, Brown, Jr., Fort, Hankle, and Roberts, respectively and contributions to the ESOP in the equivalent amount of $26,362, $17,621, $23,177, $19,744, $24,414, and $26,362 for Messrs. Brown, Sr., Callahan,
        Brown, Jr., Fort, Hankle and Roberts, respectively. Additionally, the Bank contributed $2,356, $2,249 and $3,571 to Messrs. Fort, Callahan and Roberts, respectively, pursuant to the Bank's 401(k) Profit Sharing Plan and Trust. The Bank also contributed $280,239 to fund Mr. Brown, Sr.'s Supplemental Executive Retirement Plan. Other personal benefits provided by the Company or the Bank have not been listed. The aggregate amount of such benefits does not exceed the lesser of $50,000, or 10% of each named executive officer's cash compensation.

(3) Represents restricted shares of Common Stock awarded by the Compensation Committee pursuant to the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for Directors, Officers and Employees (the "Plan").

(4) Options awarded in fiscal 2004 were awarded pursuant to the 1998 Stock Incentive Plan.

        OPTION GRANTS IN LAST FISCAL YEAR. 5,000 options at $30.22 were granted during fiscal 2004 to Mr. Callahan.

        AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 2004 by Messrs. Brown Sr., Brown, Jr., Callahan, Fort, Hankle and Roberts. The table also sets forth the number of shares covered by exercisable and unexercisable options held by the named individuals on September 30, 2004, and the aggregate gains that would have been realized had these options been exercised on September 30, 2004, even though these options were not exercised, and the unexercised options could not have been exercised, on September 30, 2004. Certain per share numbers are adjusted for the conversion at which each existing share of Harbor Florida Bancorp, Inc. was exchanged for 6.0094 shares of Common Stock.

                                Shares
                              Acquired On
                               Exercise                           Number of Shares                Value of Unexercised
                                During         Value           Covered by Unexercised                 in-the-Money
           Name               Fiscal 2004    Realized(1)         Options On 9/30/04             Options as of 9/30/04(2)
           ----               -----------    --------            ------------------             ---------------------

                                                            Exercisable     Unexercisable    Exercisable      Unexercisable
                                                            -----------     -------------    -----------      -------------
Michael J. Brown, Sr.           10,000       $189,450         156,430            129,551      $3,122,108        $2,528,981
Michael J. Brown, Jr.           12,619        352,973          37,186             31,969         711,398           568,751
H. Michael Callahan              1,000         16,120          18,162             18,600         335,190           139,992
Albert L. Fort                   6,565        105,828           6,566             29,764         134,012           588,478
David C. Hankle                 13,158        230,528          26,234             29,764         535,436           588,478
J. Hal Roberts                  10,000        170,900          10,500             51,655         201,810           758,504

---------------------

(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the Common Stock received upon exercise computed using the price of the last sale of the Common Stock on the exercise date, as quoted on the NASDAQ National Market and, if necessary, adjusted for the Conversion. Mr. Brown, Sr. exercised 5,000 options at $10.69 on December 24, 2003 when market price of the Common Stock was $30.30 and exercised 5,000 options at $10.69 on January 20, 2004 when the market price of the Common Stock was $28.97. Mr. Hankle exercised 13,158 options at $10.69 on April 22, 2004 when the market price of the Common Stock was $28.21. Mr. Fort exercised 6,565 options at $10.69 on October 23, 2003 when the market price of the Common Stock was $26.81. Mr. Roberts exercised 10,000 options at $11.88 on January 20, 2004 when the market price of the Common Stock was $28.97. Mr. Brown, Jr. exercised 3,004 options at $1.667 and 9,615 options at $2.746 on November 25, 2003 when the market price of the Common Stock was $30.46. Mr. Callahan exercised 1,000 options at $10.69 on October 23, 2003 when the market price of the Common Stock was $26.81.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the Common Stock that will be received upon exercise, assuming such exercise occurred on Thursday, September 30, 2004, at which date the last sale of the Common Stock as quoted on the NASDAQ National Market was at $31.10 per share.

                           --------------------------

        EMPLOYEE STOCK OWNERSHIP PLAN. In 1994, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank. Following the creation of Bancshares, investments in Harbor Florida Bancorp, Inc., and previously the Bank's, common stock by the ESOP were exchanged for Common Stock.

        As of September 30, 2004, the ESOP held 1,891,255 shares of Common Stock. These shares represent both those received by the ESOP in exchange for shares of Harbor Florida Bancorp, Inc. common stock held before the conversion and as well as shares purchased by the ESOP in the conversion. Shares of Common Stock purchased by the ESOP were funded by borrowed funds from Bancshares in the conversion. Shares purchased in the conversion by the ESOP will be allocated to participants' accounts over 20 years.

        The ESOP is administered by an unaffiliated corporate trustee in conjunction with the ESOP Committee of the Board. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Shares for which employees do not give instructions will be voted by the ESOP trustee.

        GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Bancshares' statement of financial condition. Since the ESOP is borrowing from Bancshares, such obligation is eliminated in consolidation. However, the cost of unallocated shares are treated as a reduction of stockholders' equity.

        Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants' compensation as it relates to total participant compensation. Employees are fully vested upon completion of five years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

        The ESOP is subject to the requirements of ERISA and the regulation of IRS and the United States Department of Labor.

        PENSION PLAN. The Bank has a noncontributory, defined benefit pension plan through the Financial Institutions Retirement Fund of White Plains, New York (the "Pension Plan") which covers all full-time employees who were hired before January 1, 2003 and have attained one year of service with the Bank and have attained twenty-one years of age. The Bank elected to freeze the Pension Plan effective June 30, 2004. Eligible employees are 100% vested in the Pension Plan when they complete five years of employment at the Bank. Employees who reach the age of sixty-five (65) are also 100% vested in the Pension Plan, regardless of completed years of employment.

        The following table illustrates the annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of average annual salary and years of service.

      Average
      Salary            5          10          15         20          25          30           35
      ------            -          --          --         --          --          --           --
     $ 20,000        $ 2,000     $ 4,000    $ 6,000    $ 8,000     $ 10,000    $ 12,000     $ 14,000
     $ 40,000        $ 4,000     $ 8,000    $12,000    $16,000     $ 20,000    $ 24,000     $ 28,000
     $ 60,000        $ 6,000     $12,000    $18,000    $24,000     $ 30,000    $ 36,000     $ 42,000
     $ 80,000        $ 8,000     $16,000    $24,000    $32,000     $ 40,000    $ 48,000     $ 56,000
     $100,000        $10,000     $20,000    $30,000    $40,000     $ 50,000    $ 60,000     $ 70,000
     $125,000        $12,500     $25,000    $37,500    $50,000     $ 62,500    $ 75,000     $ 87,500
     $150,000        $15,000     $30,000    $45,000    $60,000     $ 75,000    $ 90,000     $105,000

        Normal retirement benefits under the Pension Plan are based on retirement at or after age sixty-five (65), with the amount of the benefit dependent on years of service through June 30, 2004, as well as average annual salary for the five (5) consecutive years of highest salary during service prior to October 1, 2003 and career average salary for service thereafter through June 30, 2004. However, the maximum annual compensation which may be taken into account under the Internal Revenue Code of 1986, as amended, for calculating contributions under qualified defined benefit plans is currently $200,000.

        As of September 30, 2004, Messrs. Brown, Sr., Brown, Jr., Callahan, Fort, Hankle and Roberts have 28, 12, 23, 20, 18 and 20 credited years of service, respectively, under the Pension Plan. All benefits are computed as a straight-life annuity and are not subject to deduction for Social Security.

        SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM. On September 13, 1995, the Board of Directors approved a Supplemental Executive Retirement Plan ("SERP") for President Brown. The SERP became effective on that date. The Bank elected to freeze the SERP effective June 30, 2004. The SERP will pay Mr. Brown an annual retirement benefit at age 65 of 75% of his average earnings for the five year period ending June 30, 2004, less the amount payable from the Pension Plan and less the amount expected to be paid as a Social Security benefit. If Mr. Brown retires or otherwise terminates his employment before attaining age 65, his benefit will be reduced on a PRO RATA basis. In addition, if Mr. Brown receives his benefit before age 65, such benefit will be subject to a reduction of 3% multiplied by the number of years prior to age 65 that his benefit commences. The SERP is administered by the Compensation Committee. Payments by the Bank to fund the SERP were $280,239 in fiscal 2004.

        EMPLOYMENT AGREEMENT. The Board of Directors entered into a three-year employment agreement with President Brown effective September 3, 1995. On November 12, 2003, the Board voted to adopt an amendment to the employment agreement to include a non-compete clause requiring that President Brown, upon his retirement or termination of employment before retirement, refrain from engaging in business activities that compete with the Company for a period of three years after such termination or retirement. The Board also voted to approve an extension of this agreement effective January 6, 2005, with a new initial term to continue through January 6, 2008. During the term of the agreement, Mr. Brown's salary is equal to the initial salary plus any increases, which the Board of Directors may authorize from time to time. The agreement also provides for reimbursement of reasonable business expenses, participation in the employee benefit programs of the Company or the Bank and certain other perquisites.

        In the event the Company or the Bank terminates President Brown's employment without cause, he will receive a severance payment equal to his salary, and will continue to participate in the employee benefit programs of the Bank, for the balance of the term of the agreement. Mr. Brown's agreement also provides for certain payments in the event of a change of control under the Bank Change in Control Act of 1978, a merger or consolidation, voluntary dissolution, or transfer of all of the Bank's or Bancshares' assets and liabilities. Should one of these events occur, the Bank's agreement with Mr. Brown would be assumed by any acquiring or merging entity. Further, in the one-year period following one of these events, the agreement provides Mr. Brown with certain protection against termination other than for cause and against a material diminution in his duties or reporting responsibilities under the presumption that such a change would amount to an involuntary termination of President Brown's employment with the Bank. Further, the amendment to the agreement also allows President Brown to terminate the agreement for any reason during a window period beginning ninety (90) days and ending one hundred eighty (180) days after a change in control. Should one of the enumerated events occur, Mr. Brown would be entitled to a severance benefit of three times his base salary plus the amount of bonuses received during the twelve month period preceding the involuntary termination plus the cost of all benefits which Mr. Brown was entitled to in the twelve-month period preceding the involuntary termination, plus, at his election, the excess of the fair value of shares subject to options held by him over their exercise price, which would then be canceled.

        CHANGE IN CONTROL AGREEMENTS. On April 19, 2000, Bancshares and the Bank entered into Change in Control Agreements with each of Messrs. Brown, Jr., Fort and Hankle. On October 19, 2002, Bancshares and the Bank entered into a Change of Control Agreement with Mr. Callahan. On April 14, 2004, the Board voted to approve an extension and amendment of the Agreements effective April 19, 2004, with a new initial term to continue through April 19, 2007. These Agreements provide that, should the officer be terminated by Bancshares or the Bank within one year following a change in control of Bancshares or the Bank (other than termination for cause as defined in these agreements), he will receive two years' salary and continue to participate in the certain employee benefit programs of Bancshares and the Bank for 24 months following his termination. On April 19, 2003, Bancshares and the Bank entered into a Change of Control Agreement with Mr. Roberts which expanded his termination benefit to three years' salary. On April 14, 2004, the Board voted to approve an extension of the Agreement effective April 19, 2004 with a new initial term to continue through April 19, 2007. The aggregate payments under these agreements, presuming a termination not for cause, are dependent upon the employees' salary and level of benefits at the time of a change in control. If all four (4) senior vice presidents and the executive vice president were terminated not for cause during fiscal 2004, the total payment would be $2,369,944. These agreements have an initial three-year term and may be extended by the Board of Directors.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee (the "Committee") currently consists of Directors Abernethy, Enns, Hellstrom and Massey, none of whom has ever been an officer or employee of the Bank or Bancshares. None of the above are members of a compensation committee of the Board of Directors of any company other than Bancshares and the Bank.

        REPORT OF THE COMPENSATION COMMITTEE. The Committee reviews and recommends to the Board of Directors compensation levels for executive officers and evaluates executive officer performance. All members of the Committee are outside directors of the Company and are independent under rules of the National Association of Securities Dealers.

        The Company's compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key officers. To achieve this goal, the Company's compensation policy integrates base salary with annual bonuses, as well as awards of stock options and restricted stock. The Committee considers each potential element when determining compensation goals. Base salaries for executives are determined by the Compensation Committee's evaluation of such executives levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Annual bonuses are paid based on Company performance and achievement of specific financial goals and are a way of promoting a pay-for-performance approach.

        President Brown's compensation and related benefits are based principally on his rights under his employment agreement with the Bank, which is described elsewhere in this Proxy Statement. However, the Committee also considers the performance of the Company as well as the performance of the Common Stock. Pursuant to the employment contract, Mr. Brown's base salary was $400,000 for fiscal year ended September 30, 2004. Mr. Brown's base salary for the current fiscal year was increased to $440,000. Mr. Brown's salary is based on many factors, including the Company's Return on Average Assets, the Company's Return on Average Equity, growth and earnings per share as well as the price of the Common Stock throughout fiscal 2004. The Committee noted that the Company's Return on Average Assets for fiscal 2004 was 1.64%, the Return on Average Equity was 15.06% and diluted earnings per share increased 7.9% over 2003's earnings to $1.77 per share. The Compensation Committee did not weigh one factor more than any other. The Compensation Committee believes that the increase in compensation paid to Mr. Brown for the most recent fiscal year was reflected in the improved financial performance of the Company from the prior fiscal year in a number of categories to which the Committee gave weight.

        In addition to reviewing this information in determining Mr. Brown's compensation, the Committee reviewed the Bank's prior year's financial performance and prevailing market rates of compensation for Mr. Brown's position.

                                                 RICHARD B. HELLSTROM, CHAIRMAN
                                                 BRUCE R. ABERNETHY, SR.
                                                 EDWARD G. ENNS
                                                 EDWIN R. MASSEY

                                PERFORMANCE GRAPH

        The following graph shows a five year comparison of cumulative total return on the Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total return of companies in the NASDAQ National Market and NASDAQ Bank Stocks for the period October 1, 1999, through September 30, 2004. The price of the Common Stock, as reflected in the graph is not necessarily indicative of possible future performance of the Common Stock.



                              [PERFORMANCE GRAPH]



                               9/30/99     9/30/00      9/30/01      9/30/02      9/30/03     9/30/04
                               -------     -------      -------      -------      -------     -------
Harbor Florida Bancshares      100.000     101.871      154.647      180.737      240.233     285.976
Nasdaq Index                   100.000     133.050       54.369       42.829      65.248       69.316
Nasdaq Bank Index              100.000     107.371      121.759      128.750      149.818     174.858


                               -------------------


                              CERTAIN TRANSACTIONS

        The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or an executive officer that exceeded in the aggregate an amount equal to the greater of $25,000 or 5% of the Bank's capital and surplus, or in any event $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

        Frank H. Fee, III, a director of the Company, is also President of the law firm of Fee & Koblegard, P.A. which does business under the registered firm name of Fee, Koblegard & DeRoss, a general practice law firm. The Company paid approximately $96,000 in legal fees in the year ended September 30, 2004, to this law firm.

        Michael J. Brown, Jr., Senior Vice President - Retail Banking, is the son of Michael J. Brown, Sr., President and Chief Executive Officer of the Company.

                              INDEPENDENT AUDITORS

        The Company's independent registered public accounting firm for the fiscal year ended September 30, 2004 were KPMG LLP. The Company's Board of Directors has appointed KPMG LLP to continue as independent registered public accounting firm for the Bank and the Company for the year ending September 30, 2005. KPMG LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

AUDIT FEES

        The Company was billed an aggregate amount of $190,000 and $199,500 for fiscal years 2003 and 2004 for professional services rendered by KPMG LLP for audit of the Company's annual financial statements for 2003 and 2004 and review of the quarterly financial statements included in the Company's Form 10-Q during 2003 and 2004. As disclosed below, the Company retained KPMG LLP to provide certain non-audit services during 2003 and 2004.

        Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended September 30, 2003 and 2004.

                                                                                 2 0 0 3                 2 0 0 4
                                                                                 -------                 -------
        Audit Fees, excluding audit-related fees (1)                             $190,000               $199,500
        Financial Information Systems Design and Implementation Fees(2)          $      0               $      0
        All Other Fees(3)
            Audit Related(4)                                            $ 22,000             $ 54,750
            Other Non-Audit Services(5)                                 $ 46,400             $ 41,998
                                                                        --------             --------

            Total All Other Fees                                                 $ 68,400               $ 96,748

                                    ---------

(1) Audit Fees consist of fees for professional services rendered for the audit of the Company's annual financial statements for 2003 and 2004 and for the review of the quarterly financial statements included in the Company's Form 10-Q during 2003 and 2004.
(2) The Company was not billed any amount for professional services related to Financial Information System Design and Implementation by KPMG LLP for the fiscal year 2003 and 2004.
(3) All Other Fees includes fees for services rendered other than for the services described in (1) and (2) above.
(4) Audit Related Fees included aggregate fees for professional services rendered in connection with the 2002 and 2003 audit of the ESOP and procedures related to the 2003 and 2004 FDICIA Report.
(5)     Other Non-Audit Services includes aggregate fees for tax services.

        The Audit Committee has concluded that the provision of services other than for the audit are compatible with maintaining the independence of KPMG LLP.

        The Audit Committee has adopted policies and procedures with regard to the preapproval of audit and non-audit services. The Audit Committee's preapproval policies and procedures pursuant to Rule 2-01(c)(7)(i) of Regulation S-X require any and all engagements to receive explicit approval by the Committee after the Committee has received an adequate description of the proposed engagement.

        The percentage of services addressed under the captions "Audit-Related Fees" and "Other Non-Audit Services" that were preapproved by the Audit Committee is 100%.

                                  -------------


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the knowledge of the Board and based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended September 30, 2004, no person who is a director, officer or beneficial owner of 10% of the Common Stock failed to file on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act.

                                 --------------

                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors of the Company has appointed the firm of KPMG LLP, Certified Public Accountants, to continue as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2005, subject to ratification of such appointment by the stockholders. A representative of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2005 UNDER THIS PROPOSAL II.

                                 --------------


                                 OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.


             STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY STATEMENT
                             FOR 2006 ANNUAL MEETING

        Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "SEC"), any stockholder proposal intended for inclusion in the Company's proxy statement and form of proxy related to the Company's 2006 Annual Meeting of stockholders must be received by the Company at its principal executive offices no later than August 2, 2005, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy any stockholder proposal which does not meet the requirements of the SEC in effect at that time.



        NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

        The bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. For proposals not included in the proxy statement, the stockholder must give written advance notice to the Secretary of the Company not less than one hundred twenty (120) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Any stockholder who wishes to contact the Board of Directors can send an e-mail to DIRECTOR@HARBORFEDERAL.COM or by writing to the following address:
Board of Directors, Attn: Investor Relations, Harbor Federal Savings Bank, P.O. Box 249, Fort Pierce, Florida, 34954-0249. Communications are reviewed by the Corporate Secretary and are then distributed to the Nominating and Governance Committee and Board of Directors or individual director as appropriate depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of the Company, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, related to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

        The Company has established separate procedures for the reporting of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002. Persons with such complaints may call toll free, 1-877-888-0002, to the Company's complaint hotline.


        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO RETURN YOUR PROXY CARD PROMPTLY. IF YOU ARE THEN PRESENT AT THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOUR ORIGINAL PROXY MAY BE REVOKED BY VOTING AT THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.



                                        By Order of the Board of Directors

                                        /s/ Michael J. Brown, Sr.

                                        Michael J. Brown, Sr.
                                        President and CEO

Fort Pierce, Florida
December 15, 2004